As filed with the Securities and Exchange Commission on October 22, 1998
                                       Registration No. 333-02845

                          AMENDMENT NO. 2
                                TO
                             FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 WAUSAU-MOSINEE PAPER CORPORATION
      (Exact name of registrant as specified in its charter)
      WISCONSIN                                      39-0690900
 (State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)

                      1244 KRONENWETTER DRIVE
                   MOSINEE, WISCONSIN 54455-9099
       (Address of principal executive offices)  (Zip Code)

                 WAUSAU-MOSINEE PAPER CORPORATION
                    SAVINGS AND INVESTMENT PLAN
                     (Full title of the plan)

                         GARY P. PETERSON
      SENIOR VICE PRESIDENT-FINANCE, SECRETARY AND TREASURER
                 WAUSAU-MOSINEE PAPER CORPORATION
                      1244 KRONENWETTER DRIVE
                      MOSINEE, WI 54455-9099
                          (715) 693-4470

                            Copies to:
                       ARNOLD J. KIBURZ III
          RUDER, WARE & MICHLER, A LIMITED LIABILITY S.C.
                           P.O. BOX 8050
                       WAUSAU, WI 54402-8050
                          (715) 845-4336
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE
                         Amount of additional     Proposed          Proposed       Amount of
 Title of securities       securities to be     maximum offering    maximum      registration fee
 to be registered             registered         price per unit     aggregate     for additional
                                                                 offering price     securities
 Common stock,                600,000             $13.56(1)      $8,137,500(2)     $2,402.00(1)
 no par value                 shares
 Interests in the Wausau-
 Mosinee Paper Corporation
 Savings and Investment Plan (2)

 (1) Estimated solely for purposes of calculating registration fee for 600,000 additional shares pursuant to Rule 457(h); calculated pursuant to Rule 457(c) based on the average of the high and low prices of Registrant's common stock as reported on the New York Stock Exchange on October 15, 1998.
 (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     This Amendment No. 2 to Form S-8, Registration Statement No. 333-02845, for the Wausau-Mosinee Paper Corporation Savings and Investment Plan is filed to register an additional 600,000 shares of Wausau-Mosinee Paper Corporation common stock. The plan was formerly known as the Wausau Paper Mills Company Salaried Savings and Investment Plan.

     The contents of Registration Statement No. 333-02845 on Form S-8, and Amendment No. 1 to such registration statement, are hereby incorporated by reference.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to Form S-8, Registration Statement No. 333-02845, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mosinee, State of Wisconsin, on October 21, 1998.

                           WAUSAU-MOSINEE PAPER CORPORATION


                           By: GARY P. PETERSON
                               Gary P. Peterson
                               Senior Vice President-Finance,
                               Secretary and Treasurer
                               (On behalf of Registrant and
                                as Principal Financial Officer)

                            SIGNATURES


     Each person whose signature appears below constitutes and appoints San W. Orr, Jr., Daniel R. Olvey and Gary P. Peterson, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to Form S-8, Registration Statement No. 333-02845, including this Amendment No. 2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-8, Registration Statement No. 333-02845, has been signed on October 21, 1998, by the following persons in the capacities indicated.

 SAN W. ORR, JR.                   DANIEL R. OLVEY
 San W. Orr, Jr.                   Daniel R. Olvey
 Chairman of the Board             President and Chief Executive
                                   Officer and a Director
                                   (Principal Executive Officer)

 WALTER ALEXANDER                  HARRY R. BAKER
 Walter Alexander                  Harry R. Baker
 Director                          Director

 GARY W. FREELS                    RICHARD G. JACOBUS
 Gary W. Freels                    Richard G. Jacobus
 Director                          Director

 RICHARD L. RADT                   DAVID B. SMITH, JR.
 Richard L. Radt                   David B. Smith, Jr.
 Director                          Director


                                   STEVEN A. SCHMIDT
                                   Steven A. Schmidt
                                   Corporate Controller
                                   (Principal Accounting Officer)

                           EXHIBIT INDEX
                                TO
                    AMENDMENT NO. 2 TO FORM S-8
                                OF
                 WAUSAU-MOSINEE PAPER CORPORATION
             PURSUANT TO <section>232.102(D) OF REGULATION S-T
                      (17 C.F.R. <section>232102(D))



     EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS